EXHIBIT 1
JOINT FILING AGREEMENT
     We, the signatories of this statement on Schedule 13D filed with respect to the Common Stock of Quintana Maritime Limited, to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.
     Dated: August 21, 2006

FR X OFFSHORE GP LIMITED

By:	/s/ Anne E. Gold

	Name:	Anne E. Gold
	Title:	Assistant Secretary

FR X OFFSHORE GP, L.P.

By:	FR X Offshore GP Limited, Its General Partner

By:	/s/ Anne E. Gold

	Name:	Anne E. Gold
	Title:	Assistant Secretary

FR X OFFSHORE, L.P.

By:	FR X Offshore GP, L.P., Its General Partner

By:	FR X Offshore GP Limited, Its General Partner

By:	/s/ Anne E. Gold

	Name:	Anne E. Gold
	Title:	Assistant Secretary

SCHEDULE I
The name, business address and present principal occupation or employment of each of the executive officers and directors of FR X Offshore GP Limited (“First Reserve”) are set forth below. Each such person is a citizen of the United States (except for Mark A. McComisky, who is a citizen of Ireland) and does not have any other principal occupation (outside of similar positions held with respect to other entities directly or indirectly managed or advised by First Reserve Corporation):

Name	Position with First Reserve	Business Address
Timothy H. Day	Director	(1)
Thomas R. Denison	Managing Director, Director	(1)
Joseph R. Edwards	Director	(1)
Kathleen Ellsworth	Managing Director	(1)
Ben A. Guill	President, Director	(2)
John Hill	Managing Director	(1)
Alex T. Krueger	Managing Director, Director	(1)
William E. Macaulay	Chairman, CEO, Managing Director, and Director	(1)
Mark A. McComiskey	Managing Director, Director	(1)
Kenneth W. Moore	Managing Director, Director	(1)
John (Hardy) Murchison	Director	(2)
Thomas J. Sikorski	Managing Director, Director	(3)
Jennifer C. Zarrilli	CFO, Director	(1)

(1)	One Lafayette Place, Greenwich, CT 06830

(2)	600 Travis Street, Suite 6000, Houston, TX 77002

(3)	2nd floor, 68 Pall Mall, London, SW1Y 5ES, United Kingdom